February 2025

Pricing Supplement No. 6,155

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 7, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide for a minimum payment at maturity of only 50% of the stated principal amount. The securities will be automatically redeemed if the determination closing price of each of the Class A Common Stock of Alphabet Inc., the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation, which we refer to as the underlying stocks on either of the first two determination dates is greater than or equal to 90% of its respective initial share price, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 125% of the upside performance of the worst performing underlying stock. If the securities have not previously been redeemed and the final share price of any underlying stock is less than or equal to its respective initial share price but no underlying stock has decreased by an amount greater than the specified buffer amount from its respective initial share price, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective initial share price and has decreased by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity of 50% of the stated principal amount. Accordingly, investors may lose up to 50% of the stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if each underlying stock closes at or above the respective call threshold level on either of the first two determination dates or an equity based return at maturity if the final share price of each underlying stock closes above the initial share price, or below the initial share price but at or above the specified buffer amount, on the final determination date. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline of more than 50% by any underlying stock will result in a loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Alphabet Inc. class A common stock (the “GOOGL Stock”), Oracle Corporation common stock (the “ORCL Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Aggregate principal amount:	$10,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 7, 2025
Original issue date:	February 12, 2025 (3 business days after the pricing date)
Maturity date:	February 10, 2028
Early redemption:

If, on either of the first two determination dates, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on an early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.60% per annum) for each determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:	See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption date:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Call threshold level:

With respect to the GOOGL Shares, $166.806, which is 90% of its initial share price

With respect to the ORCL Shares, $157.014, which is 90% of its initial share price

With respect to the NVDA Shares, $116.856, which is 90% of its initial share price

Determination closing price:	With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day times the adjustment factor for such underlying stock on such trading day
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each underlying stock is greater than or equal to its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than its respective initial share price but no underlying stock has decreased by an amount greater than the buffer amount of 50% from its respective initial share price:

$1,000

●If the final share price of any underlying stock has decreased by an amount greater than the buffer amount of 50% from its respective initial share price:

$1,000 × (share performance factor of the worst performing underlying stock + 50%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $500 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$968.70 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$28.50	$971.50
Total	$10,000,000	$285,000	$9,715,000

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $28.50 for each security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for auto-callable securities.

(2)See “Use of proceeds and hedging” on page 25.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

With respect to each underlying stock, 50%. As a result of the buffer amount of 50%, the price at or above which each underlying stock must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the GOOGL Stock, $92.67, which is 50% of its initial share price

With respect to the ORCL Stock, $87.23, which is 50% of its initial share price

With respect to the NVDA Stock, $64.92, which is 50% of its initial share price

Minimum payment at maturity:	$500 per security (50% of the stated principal amount)
Initial share price:

With respect to the GOOGL Stock, $185.34, which is its closing price on the pricing date

With respect to the ORCL Stock, $174.46, which is its closing price on the pricing date

With respect to the NVDA Stock, $129.84, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the least share percent change
Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
CUSIP / ISIN:	61778C2F1 / US61778C2F13
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)
1st determination date:	2/10/2026	1st early redemption date:	2/13/2026	$1,176
2nd determination date:	2/8/2027	2nd early redemption date:	2/11/2027	$1,352
Final determination date:	2/7/2028	See “Maturity date” above.		See “Payment at maturity” above.

February 2025 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Investment Summary

Buffered Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Buffered Jump Securities with Auto-Callable Feature due February 10, 2028 All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc., the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the underlying stocks on either of the first two determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 125% of the upside performance of the worst performing underlying stock. If the securities have not previously been redeemed and the final index value of any underlying stock is less than its respective initial share price but no underlying stock has decreased by an amount greater than the specified buffer amount, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective initial share price and has decreased by an amount greater than the specified buffer amount, investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity of 50% of the stated principal amount. Accordingly, investors may lose up to 50% of the stated principal amount of the securities.

Maturity:	Approximately 3 years
Automatic early redemption:

If, on either of the first two determination dates, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.60% per annum) as follows:

●1st determination date:

$1,176

●2nd determination date:

$1,352

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of any underlying stock is greater than or equal to its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than or equal to its respective initial share price but no underlying stock has decreased by an amount greater than the buffer amount of 50% from its respective initial share price:

$1,000

●If the final share price of any underlying stock has decreased by an amount greater than the buffer amount of 50% from its respective initial share price:

$1,000 × (share performance factor of the worst performing underlying stock + 50%)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities

February 2025 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

pay less than the minimum payment at maturity of $500 per security.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $968.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the underlying stocks on either of the first two determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

When each underlying stock closes at or above its respective call threshold level on either of the first two determination dates, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying stock.

Scenario 2: The securities are not redeemed prior to maturity, and each underlying stock appreciates

This scenario assumes that the determination closing price of at least one underlying stock is below its respective call threshold level on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying stock closes above its respective initial share price. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 125% of the upside performance of the worst performing underlying stock.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that the determination closing price of at least one underlying stock is below its respective call threshold level on each of the first two determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying stock closes below its respective initial share price, but no underlying stock has decreased by an amount greater than the specified buffer amount of 50%. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the determination closing price of the worst performing underlying stock is below its respective call threshold level on each of the first two determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying stock closes below its respective initial share price by an amount greater than the buffer amount of 50%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying stock from its respective initial share price beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 50% of their investment in the securities.

February 2025 Page 5

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each underlying stock on each of the first two determination dates, and the payment at maturity will be determined by reference to the closing price of each underlying stock on the final determination date. The actual initial share prices and call threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 17.60% per annum) for each determination date, as follows:

●1st determination date:

$1,176

●2nd determination date:

$1,352

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of any underlying stock is greater than or equal to its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than or equal to its respective initial share price but no underlying stock has decreased by an amount greater than the buffer amount of 50%:

$1,000

●If the final share price of any underlying stock has decreased by an amount greater than the buffer amount of 50%:

$1,000 × (share performance factor of the worst performing underlying stock + 50%).

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $500 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the GOOGL Stock: $180.00 With respect to the ORCL Stock: $120.00 With respect to the NVDA Stock: $100.00
Hypothetical Call Threshold Level:

With respect to the GOOGL Stock: $162.00, which is 90% of its hypothetical initial share price

With respect to the ORCL Stock: $108.00, which is 90% of its hypothetical initial share price

With respect to the NVDA Stock: $90.00, which is 90% of its hypothetical initial share price

February 2025 Page 6

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

	Determination Closing Price
Date	GOOGL Stock	ORCL Stock	NVDA Stock	Payment (per Security)
1st Determination Date	$100.00 (below the call threshold)	$130.00 (at or above the call threshold)	$160.00 (at or above the call threshold level)	-
2nd Determination Date	$170.00 (at or above the call threshold)	$115.00 (at or above the call threshold)	$95.00 (at or above the call threshold level)	$1,352

In this example, on the first determination date, the determination closing prices of two of the underlying stocks are at or above their respective call threshold levels, but the determination closing price of the other underlying stock is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each underlying stock is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,352 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying stock.

How to calculate the payment at maturity:

In the following examples, one or both of the underlying stocks close below the respective call threshold level(s) on the first two determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Final Share Price
	GOOGL Stock	ORCL Stock	NVDA Stock	Payment at Maturity (per Security)
Example 1:	$198.00 (at or above its initial share price)	$140.00 (at or above its initial share price)	$130.00 (at or above its initial share price)	$1,000 + ($1,000 × 10% × 125%) = $1,125
Example 2:	$126.00 (below its initial share price but has not decreased from the initial share price by an amount greater than the buffer amount of 50%)	$72.00 (below its initial share price but has not decreased from the initial share price by an amount greater than the buffer amount of 50%)	$160.00 (at or above its initial share price)	$1,000
Example 3:	$200.00 (at or above its initial share price)	$130.00 (at or above its initial share price)	$30.00 (below its initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 50%)	$1,000 × [($30.00 / $100.00) +50%] = $800
Example 4:	$80.00 (below its initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 50%)	$48.00 (below its initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 50%)	$20.00 (below its initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 50%)	$1,000 × [($20.00 / $100.00) +50%] = $700

February 2025 Page 7

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

In example 1, the final share price of each underlying stock is at or above its respective initial share price. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 125% of the appreciation of the worst performing underlying stock, which is the GOOGL Stock in this example. Investors receive $1,125 per security at maturity.

In example 2, the final share price of one of the underlying stocks is at or above its respective initial share price, while the final share price of the other underlying stocks have decreased from their respective initial share prices but not by an amount greater than the buffer amount of 50%. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity. The GOOGL Stock has decreased by 30% from its initial share price to its final share price, the ORCL Stock has decreased by 40% from its initial share price to its final share price, and the NVDA Stock has increased by 60% of its initial share price to its final share price, from Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying stock.

In example 3, the final share price of two of the underlying stocks are at or above their respective initial share prices, but the final share price of the other underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 50%. Therefore, investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the NVDA Stock, which is the worst performing underlying stock in this example.

In example 4, the final share price of each underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 50%. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $700 per security.

If the securities are not redeemed prior to maturity and the final share price of any underlying stock has decreased by more than the buffer amount of 50% from its respective initial share price, you will be exposed to the downside performance of the worst performing underlying stock beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and up to 50%, of your investment in the securities.

February 2025 Page 8

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide a minimum payment at maturity of only 50% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 50% of the stated principal amount of the securities. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 50%, you will be exposed to the decline in the value of the worst performing underlying stock, as compared to its respective initial share price, beyond the buffer amount, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. You could lose up to 50% of your investment.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for each determination date. If each underlying stock closes at or above its respective call threshold level on either of the first two determination dates, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of any underlying stock, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying stock had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial share prices and call threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

otime remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below 50% of its respective initial share price or if market interest rates rise.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk.

February 2025 Page 9

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the class A common stock of Alphabet Inc., the common stock of Oracle Corporation or the common stock of NVIDIA Corporation. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

February 2025 Page 10

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) the price at or above which the underlying stock must close on the final determination date so that you are note exposed to the negative performance of the other underlying stocks at matrity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the final share prices, whether the securities will be redeemed on either early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares,” “—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is

February 2025 Page 11

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, due to the large minimum amount payable at maturity, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. In addition, if any underlying stock has declined to below its respective initial share price as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock beyond the buffer amount, even if the other underlying stocks have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

￭No affiliation with Alphabet Inc., Oracle Corporation or NVIDIA Corporation. Alphabet Inc., Oracle Corporation and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Alphabet Inc., Oracle Corporation or NVIDIA Corporation in connection with this offering. See “Alphabet Inc. Overview”, “Oracle Corporation Overview” and “NVIDIA Corporation Overview” below.

￭We may engage in business with or involving Alphabet Inc., Oracle Corporation or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Alphabet Inc., Oracle Corporation or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Alphabet Inc., Oracle Corporation or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Alphabet Inc., Oracle Corporation or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share

February 2025 Page 12

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

price of an underlying stock to decline beyond the buffer amount (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

February 2025 Page 13

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

Information as of market close on February 7, 2025:

Bloomberg Ticker Symbol:	GOOGL
Exchange:	Nasdaq
Current Stock Price:	$185.34
52 Weeks Ago:	$145.54
52 Week High (on 2/4/2025):	$206.38
52 Week Low (on 3/6/2024):	$131.40
Current Dividend Yield:	0.43%

The following table sets forth the published high and low closing prices of, as well as dividends on, the GOOGL Stock for each quarter from January 1, 2022 through February 7, 2025. The closing price of the GOOGL Stock on February 7, 2025 was $185.34. The associated graph shows the closing prices of the GOOGL Stock for each day from January 1, 2020 through February 7, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GOOGL Stock on any determination date, including the final determination date.

Class A Common Stock of Alphabet Inc. (CUSIP 02079K305)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	148.000	125.951	-
Second Quarter	142.972	105.805	-
Third Quarter	122.08	95.65	-
Fourth Quarter	104.48	83.43	-
2023
First Quarter	107.74	86.20	-
Second Quarter	127.31	103.71	-
Third Quarter	138.21	116.45	-
Fourth Quarter	141.52	122.17	-
2024
First Quarter	153.51	131.40	-
Second Quarter	185.41	150.53	0.20
Third Quarter	191.18	148.66	0.20
Fourth Quarter	196.66	161.86	0.20
2025
First Quarter (through February 7, 2025)	206.38	185.34	-

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Alphabet Inc.

February 2025 Page 14

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2020 to February 7, 2025

This document relates only to the securities referenced hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GOOGL Stock.

February 2025 Page 15

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Oracle Corporation Overview

Oracle Corporation provides products and services that address enterprise information technology environments. The ORCL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Oracle Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35992 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Oracle Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ORCL Stock is accurate or complete.

Information as of market close on February 7, 2025:

Bloomberg Ticker Symbol:	ORCL
Exchange:	NYSE
Current Stock Price:	$174.46
52 Weeks Ago:	$117.27
52 Week High (on 11/21/2024):	$192.43
52 Week Low (on 2/21/2024):	$108.16
Current Dividend Yield:	0.92%

The following table sets forth the published high and low closing prices of, as well as dividends on, the ORCL Stock for each quarter from January 1, 2022 through February 7, 2025. The closing price of the ORCL Stock on February 7, 2025 was $174.46. The associated graph shows the closing prices of the ORCL Stock for each day from January 1, 2020 through February 7, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the ORCL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ORCL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the ORCL Stock on any determination date, including the final determination date.

Common Stock of Oracle Corporation (CUSIP 68389X105)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	89.28	72.47	0.32
Second Quarter	84.07	64.05	0.32
Third Quarter	79.52	61.07	0.32
Fourth Quarter	84.11	62.41	0.32
2023
First Quarter	92.92	82.98	0.32
Second Quarter	126.55	93.71	0.40
Third Quarter	126.71	104.62	0.40
Fourth Quarter	117.16	100.31	0.40
2024
First Quarter	129.24	102.46	0.40
Second Quarter	144.64	113.75	0.40
Third Quarter	170.40	125.90	0.40
Fourth Quarter	192.43	165.41	0.40
2025
First Quarter (through February 7, 2025)	186.47	153.92	0.40

We make no representation as to the amount of dividends, if any, that Oracle Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Oracle Corporation.

February 2025 Page 16

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Common Stock of Oracle Corporation – Daily Closing Prices January 1, 2020 to February 7, 2025

This document relates only to the securities referenced hereby and does not relate to the ORCL Stock or other securities of Oracle Corporation. We have derived all disclosures contained in this document regarding the ORCL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Oracle Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Oracle Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ORCL Stock (and therefore the price of the ORCL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Oracle Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ORCL Stock.

February 2025 Page 17

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on February 7, 2025:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$129.84
52 Weeks Ago:	$70.10
52 Week High (on 1/6/2025):	$149.43
52 Week Low (on 2/21/2024):	$67.47
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2022 through February 7, 2025. The closing price of the NVDA Stock on February 7, 2025 was $129.84. The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2020 through February 7, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the NVDA Stock on any determination date, including the final determination date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter	148.88	117.00	0.01
2025
First Quarter (through February 7, 2025)	149.43	116.66	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

February 2025 Page 18

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2020 to February 7, 2025

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the NVDA Stock.

February 2025 Page 19

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the GOOGL Stock, Alphabet Inc.

With respect to the ORCL Stock, Oracle Corporation

With respect to the NVDA Stock, NVIDIA Corporation

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether a redemption event has occurred, whether the securities will be automatically redeemed and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event and up to and including the final determination date: If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of the other underlying stocks are also greater than or equal to their respective call threshold levels, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If, as of any determination date, a redemption event has occurred on or prior to such determination date with respect to each underlying stock, the securities will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

￭If a redemption event has occurred on or prior to the final determination date: $1,352;

●If the exchange property value on the final determination date is greater than its respective initial share price, and the final share prices (or exchange property value, if applicable) of the other underlying stocks are greater than their respective initial share prices:

￭If the worst performing underlying stock has not undergone a reorganization event as

February 2025 Page 20

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share percent change of the worst performing underlying stock multiplied by (iii) 125%.

￭If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share percent change of the worst performing underlying stock multiplied by (iii) 125%. For purposes of calculating the share percent change, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

●If the exchange property value on the final determination date is less than or equal to its respective initial share price, or if the final share price (or exchange property value, if applicable) of the other underlying stock is less than its respective initial share price, but no underlying stock has decreased by an amount greater than the buffer amount of 50% from its respective initial share price: $1,000; or

●If the exchange property value on the final determination date is less than the buffer amount of 50% from its respective initial share price, or if the final share price (or exchange property value, if applicable) of the other underlying stocks are less than the buffer amount of 50% from their respective initial share prices:

￭If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the sum of (a) the share performance factor of the worst performing underlying stock and (b) 50%.

￭If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the sum of (a) the share performance factor of the worst performing underlying stock and (b) 50%. For purposes of calculating the share performance factor of the worst performing underlying stock, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any

February 2025 Page 21

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “such underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that an early redemption date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which such early redemption date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of such early redemption date or the maturity date, as applicable, the business day immediately preceding the scheduled early redemption date or the maturity date, as applicable, and (ii) with respect to notice of the date to which such early redemption date or the maturity date, as applicable has been rescheduled, the business day immediately following the relevant determination date as postponed.

February 2025 Page 22

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2025 Page 23

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. We intend to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, due to the large minimum amount payable at maturity, there is a substantial risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should

February 2025 Page 24

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $28.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights

February 2025 Page 25

Morgan Stanley Finance LLC

Buffered Jump Securities with Auto-Callable Feature due February 10, 2028

All Payments on the Securities Based on the Worst Performing of the Class A Common Stock of Alphabet Inc, the Common Stock of Oracle Corporation and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

February 2025 Page 26